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                                                                    EXHIBIT 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Precision Response Corporation
     Registration Statement on Form S-1

     We are aware that our report, dated November 14, 1996, on our review of interim financial information of Precision Response Corporation for the nine-month periods ended September 30, 1995 and 1996 is included in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                          COOPERS & LYBRAND L.L.P.

Miami, Florida
December 26, 1996